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                                                                   Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS


  We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 5, 1996 appearing on page 22 of the Company's Annual Report on Form 10-K for the year ended December 31, 1995. Such report refers to our reliance on other auditors with respect to the results of operations and cash flows of Evergreen Pharmaceutical, Inc. and Evergreen Pharmaceutical East, Inc. for the year ended December 31, 1993.


/s/ Price Waterhouse LLP

Price Waterhouse LLP
Cincinnati, Ohio
April 18, 1996